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                                                                    EXHIBIT 99.1

NEWS RELEASE
JUNE 14, 2001

                                  CONTACTS: PAUL S. DUNN, INVESTOR RELATIONS, OR
                                            HENRY BLISSENBACH, CHAIRMAN AND CEO,
                                            AT CHRONIMED INC. (952) 979-3888


                      CHRONIMED TO ADJUST FINANCIAL RESULTS

MINNEAPOLIS, JUNE 14, 2001 -- CHRONIMED INC. (NASDAQ: CHMD), announced it intends to adjust reported revenue, earnings and accounts receivable for the fiscal year ended June 30, 2000 and the three quarters ended March 30, 2001. The Company has recently determined that, based upon review of its retail accounting systems at its StatScript subsidiary, Chronimed's overall revenue, earnings and receivables have been overstated for those periods. Chronimed's mail service pharmacy operations use a different accounting system, and therefore no adjustments will be made to mail order results.

         The Company explained that problems in its StatScript retail computer accounting systems and procedures allowed certain prescriptions to be inadvertently recorded as revenue more than once. Preliminary findings indicate the reporting error did not result in duplicate billings to payors or patients. Because the StatScript retail system was installed in June, 1999, the Company believes the problem is limited to fiscal years 2000 and 2001. Chronimed is working to modify its retail accounting systems and has improved staff protocols and oversight.

         Since it believes the adjustments will be material to its previously reported financial statements, prior financial statements should not be relied upon and the Company is suspending its previous guidance on financial performance until it completes its ongoing review and produces restated financial statements. Despite the adjustments, Chronimed's balance sheet and cash flow continue to be strong.

         Chronimed will conduct a conference call on Thursday, June 14, 2001, 9:00 a.m. Central Daylight Time to discuss this announcement and provide further information to investors. To participate in the conference call, dial 212-896-6036 at least five minutes prior to the scheduled time. The conference call will also be Webcast live over the Internet. To participate, you'll need to logon to the Company's website at www.chronimed.com. If you are unable to join the live call, it will be archived on Chronimed's website. In addition, a recording of the conference call will be available through an Instant Replay Service for a 24-hour period beginning at 11:00 a.m. CST. To access the replay during this period, call 800-633-8284 and enter the Reservation Number 19151317, followed by the "#" key.



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CHRONIMED TO ADJUST FINANCIAL RESULTS
JUNE 14, 2001 - PAGE TWO



         Chronimed Inc. is a disease-focused drug distribution company serving the prescription drug needs of people with chronic health conditions. The Company distributes pharmaceuticals and provides specialized patient management services nationwide for people with long-term chronic conditions such as HIV/AIDS, organ transplant and diseases treated with biotech injectable medications. Chronimed works directly with patients, providers, payors, manufacturers and wholesalers to improve clinical and cost-of-care outcomes.





         As a cautionary note to investors, certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; pressures on gross profit margins; completion of the StatScript accounting system review; quantifying the extent of the adjustment; the Company's ability to execute its sales and marketing plans; changes in the status of managed care contracts, particularly but not limited to Aetna U.S. Healthcare; changes in ownership; material litigation; gains or losses on the sale of available-for-sale securities; performance of acquired businesses; and the risks described from time to time in the Company's public reports filed with the SEC.

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